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                                    EXHIBIT 4.2

                           FORM OF SUBSCRIPTION AGREEMENT

                              ZSTAR ENTERPRISES, INC.

                               SUBSCRIPTION AGREEMENT


THE OFFER AND SALE OF THE SHARES OF COMMON STOCK REFERRED TO IN THIS SUBSCRIPTION AGREEMENT (THE "OFFERING") HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE SECURITIES REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE ACT AND SUCH LAWS. ACCORDINGLY, THE SHARES OF COMMON STOCK MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS THEN AVAILABLE. THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ADEQUACY OF THE INFORMATION SET FORTH IN THE OFFERING CIRCULAR DATED __________ WHICH RELATES TO THIS OFFERING.


I.   SUBSCRIPTION.

A. THE SECURITIES. This Subscription Agreement relates to shares of the Common Stock, par value U.S.$0.001 (the "Shares"), of Zstar Enterprises, Inc., a Nevada corporation (the "Company"), which the Company is offering to sell, at U.S.$_______ per Share, up to an aggregate maximum of _________ of such Shares (the "Offering").

B. SUBSCRIPTION AND METHOD OF PAYMENT. The undersigned subscriber (the "Subscriber") hereby subscribes, on the terms and conditions set forth in this
Subscription Agreement, to purchase                 Shares (the "Subscribed
Shares") at an aggregate purchase price (the number of Subscribed Shares times
U.S.$______) of U.S. $                 (the "Purchase Price").  The Subscriber
acknowledges that by executing this Subscription Agreement he is making an irrevocable offer to purchase the Subscribed Shares from the Company against payment by him of the Purchase Price. This subscription may be rejected by the Company in its sole discretion. The Subscriber hereby agrees, on the day upon which he receives notification from the Company that this Subscription Agreement has been unconditionally accepted by the Company, to deliver to the Company cash or a personal or company check backed by immediately available funds in the amount of the Purchase Price. Upon the receipt by the Company of the amount of the Purchase Price in the specified manner, the Company shall deliver to the Subscriber a share certificate(s) of the Company in the name of the Subscriber evidencing the Subscribed Shares and the Subscriber's ownership thereof.


II.  ACKNOWLEDGMENTS OF THE SUBSCRIBER

THE SUBSCRIBER ACKNOWLEDGES TO THE COMPANY THAT:
          HE/SHE HAS RECEIVED A COPY OF THE OFFERING CIRCULAR DATED ____________ (THE "OFFERING CIRCULAR"), SETTING FORTH INFORMATION PERTINENT TO A PURCHASE OF THE SUBSCRIBED SHARES (THE


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"INVESTMENT").  THE SUBSCRIBER HAS CAREFULLY READ THE
OFFERING CIRCULAR. THE COMPANY HAS MADE AVAILABLE TO HIM AND/OR HIS ADVISORS THE OPPORTUNITY TO OBTAIN ADDITIONAL WRITTEN INFORMATION, IF ANY, REQUESTED BY HIM AND/OR HIS ADVISORS TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THE OFFERING CIRCULAR OR TO EVALUATE THE MERITS AND RISKS OF THE INVESTMENT. IN REACHING THE CONCLUSION THAT HE DESIRES TO ACQUIRE THE SUBSCRIBED SHARES, THE SUBSCRIBER HAS CAREFULLY EVALUATED HIS FINANCIAL RESOURCES AND INVESTMENT POSITION, AS WELL AS THE RISKS ASSOCIATED WITH THE INVESTMENT, INCLUDING, WITHOUT LIMITATION, THOSE DELINEATED IN THE RESPONSE TO QUESTION 2 OF THE OFFERING CIRCULAR. THE SUBSCRIBER HAS NOT RELIED ON ANY ORAL REPRESENTATIONS OR ORAL INFORMATION FURNISHED TO THE SUBSCRIBER OR HIS ADVISORS BY THE COMPANY OR ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR REPRESENTATIVES (COLLECTIVELY, THE "COMPANY REPRESENTATIVES"), IN CONNECTION WITH THE OFFERING. THE SUBSCRIBER HAS RELIED IN DETERMINING TO MAKE THE INVESTMENT SOLELY ON THE INFORMATION CONTAINED IN THE OFFERING CIRCULAR AND INFORMATION OTHERWISE PROVIDED TO THE SUBSCRIBER IN WRITING BY OFFICERS AND DIRECTORS OF THE COMPANY. EXCEPT FOR THE INFORMATION CONTAINED IN THE OFFERING CIRCULAR AND ANY WRITTEN INFORMATION REQUESTED BY AND FURNISHED TO THE SUBSCRIBER OR THE SUBSCRIBER'S ADVISORS, AS DESCRIBED IN THIS SUBPARAGRAPH (A), NEITHER THE SUBSCRIBER NOR ANY OF HIS ADVISORS HAS BEEN FURNISHED BY THE COMPANY OR ANY COMPANY REPRESENTATIVE WITH ANY OTHER WRITTEN MATERIAL OR LITERATURE RELATING TO THE OFFERING OR THE INVESTMENT. NEITHER THE COMPANY NOR ANY OF THE COMPANY REPRESENTATIVES, NOR ANYONE PURPORTING TO ACT ON THEIR BEHALF, HAS MADE ANY ORAL REPRESENTATION TO THE SUBSCRIBER WITH RESPECT TO ANY TAX, FINANCIAL OR ECONOMIC BENEFITS TO BE DERIVED FROM THE INVESTMENT. THE SUBSCRIBER IS RELYING SOLELY UPON THE SUBSCRIBER'S OWN KNOWLEDGE AND UPON THE ADVICE OF HIS PERSONAL ADVISORS WITH RESPECT TO THE TAX, FINANCIAL, ECONOMIC AND OTHER PERTINENT ASPECTS OF THE INVESTMENT.

     The subscriber has carefully reviewed and analyzed the risks of, and other pertinent considerations relating to, the Investment, based solely on the information contained in the Offering Circular and the other written information referenced in subparagraph (a) above.

     THE COMPANY WAS INCORPORATED ON _________, AND HAS NO OPERATING HISTORY; FOR THIS AND OTHER REASONS, THE INVESTMENT INVOLVES SIGNIFICANT FINANCIAL RISKS, INCLUDING THE RISK OF LOSS TO THE SUBSCRIBER OF THE ENTIRE PURCHASE PRICE.

     The Subscriber is aware that (i) the Company's founding shareholders purchased ________ Shares at U.S.$0.001 per share for a total consideration of u.s.$_____; and (ii) pursuant to an Offering Circular dated ________, the Company sold _________ Shares at a price of U.S.$_____ per share for a total consideration of U.S.$_______. These recent share issues have the effect of substantially diluting the Subscriber's equity interest in the Company.

     THE SUBSCRIBER IS NOT TO CONSTRUE THE PROVISION OF THE OFFERING CIRCULAR OR THE FURNISHING OF THE OTHER WRITTEN INFORMATION REFERENCED IN SUBPARAGRAPH (a) ABOVE TO THE SUBSCRIBER AS CONSTITUTING LEGAL, TAX OR INVESTMENT ADVICE, AND THE SUBSCRIBER SHOULD CONSULT THE SUBSCRIBER'S OWN LEGAL COUNSEL, ACCOUNTANT AND/OR OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THE INVESTMENT.

     No assurance can be made that the Company will commence operations, or if it does commence operations, that it will ever operate at a profit or, if it does operate at a profit, that dividends will be declared and paid on the Subscribed Shares.

     THE SUBSCRIBER MAY NOT BE ABLE TO SELL OR DISPOSE OF THE SUBSCRIBED SHARES, AS THERE IS NO, AND MAY NEVER BE ANY, PUBLIC MARKET FOR SUCH SECURITIES. THE SUBSCRIBER'S COMMITMENT TO INVESTMENTS WHICH ARE NOT READILY MARKETABLE IS NOT DISPROPORTIONATE TO THE SUBSCRIBER'S NET WORTH AND MAKING THE INVESTMENT WILL NOT CAUSE THE SUBSCRIBER'S OVERALL COMMITMENT THERETO TO BECOME EXCESSIVE.

     The Subscriber is aware that the offer and sale to him of the Subscribed Shares have not been registered under the Securities Act of 1933, as amended (the "act"), or registered or qualified under applicable state securities or "Blue Sky" laws, and, therefore, the Subscribed Shares cannot be reoffered and resold unless either the reoffer and resale thereof are subsequently registered and qualified under the Act and said Blue Sky laws or an exemption from such registration and qualification is available; the Company has no intention of registering or qualifying under the Act or any such Blue Sky laws the Subscriber's


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reoffer and resale of any of the Subscribed Shares and no exemption from registration or qualification may be available under the Act or such Blue Sky laws to the Subscriber at the time he wishes to dispose of such Shares.

     NO FEDERAL OR STATE AGENCY HAS PASSED UPON THE SUBSCRIBED SHARES, MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF THE INVESTMENT, OR PASSED ON THE ADEQUACY OF THE INFORMATION SET FORTH IN THE OFFERING CIRCULAR.

     Neither the Company nor any Company Representative offered to sell the Subscriber any Shares by means of any form of general advertising or general solicitation, such as media advertising or seminars.


III.  CERTIFICATION OF SUBSCRIBER STATUS.

If the Subscriber is a "U.S. person", the Subscriber hereby certifies to the Company that the Subscriber is, as reflected by checking the appropriate box (or boxes) below and initialing in the margin directly across from such checked box (or boxes):

 i.  [   ] ________ (INITIAL)      a natural person whose individual net worth,
or joint net worth with that person's spouse (including the value of his or her principal residence valued at either (A) cost, including cost of improvements, net of current encumbrances on the property, or (B) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to him or her secured by the property, including subsequent improvements, net of current encumbrances on the property), at the time of his or her purchase of the Subscribed Shares exceeds U.S. $1,000,000; or

 ii. [ ] ________ (INITIAL) a natural person who had individual annual income in excess of U.S. $200,000 in each of 1996 and 1997 and who reasonably expects that his or her individual annual income will exceed U.S. $200,000 in 1998; or

 iii.     [   ] ________ (INITIAL)      a natural person who had joint annual
income with that person's spouse in excess of $300,000 in each of 1996 and 1997 and who reasonably expects to have joint annual income in excess of U.S. $300,000 in 1998; or

 iv. [   ] ________ (INITIAL)

      a.  [   ] ________ (INITIAL)  a bank as defined in Section 3(a)(2) of the
     Act or a savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

      b.  [  ] ________ (INITIAL)  a broker or dealer registered pursuant to
     Section 15 of the Securities Exchange Act of 1934, as amended;

      c.  [     ] ________ (INITIAL)  an insurance company as defined in Section
     2(13) of the Act;

      d. [ ] _______ (INITIAL) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

      e.  [   ] ________ (INITIAL)  a business development company as defined in
     Section 2(a) (48) of the Investment Company Act;

      f. [ ] __________ (INITIAL) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
     (d) of the Small Business Investment Act of 1958;

      g.  [    ] __________ (INITIAL)  a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of U.S. $5,000,000;

      h.  [   ] _______ (INITIAL)  an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is a bank, a savings and loan association, an insurance company or a registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that meet any one or more of the tests set forth in Section III. (i) through (v) hereof;

      i.  [   ] ________ (INITIAL)  a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;


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      j.  [  ] ________ (INITIAL) an organization described in Section 501(c)(3)
     of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of making the Investment, with total assets in excess of U.S. $5,000,000

      k.  [   ] ________ (INITIAL) a trust, with total assets in excess of U.S.
     $5,000,000, not formed for the specific purpose of making the Investment, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

 i.  [   ] ________ (INITIAL) an entity in which all of the equity owners meet any one or more of the tests set forth in Section III.(i) through (iv); or

 ii.  [   ] ________ (INITIAL)     none of the above.


IV.  REPRESENTATIONS AND WARRANTIES OF NATURAL PERSON SUBSCRIBER.

The Subscriber, if a natural person, represents and warrants to the Company that:
          THE SUBSCRIBER IS 21 YEARS OF AGE OR OLDER, HAS ADEQUATE MEANS OF PROVIDING FOR HIS OR HER CURRENT NEEDS AND PERSONAL CONTINGENCIES AND HAS NO NEED FOR LIQUIDITY IN THE INVESTMENT.

     The Subscriber is able to bear the economic risks attendant on the Investment.

     THE SUBSCRIBER IS A BONA FIDE RESIDENT AND DOMICILIARY (NOT A TEMPORARY OR TRANSIENT RESIDENT) OF THE STATE OR COUNTRY SET FORTH BELOW HIS SIGNATURE ON THE SIGNATURE PAGE HEREOF.

     The Subscriber understands, or has relied upon the advice of his or her own personal tax and legal counsel, accountants, and/or other professional advisors with regard to, the financial, tax and other pertinent considerations in making the Investment.

     THE SUBSCRIBER IS ACQUIRING THE SUBSCRIBED SHARES FOR THE SUBSCRIBER'S OWN ACCOUNT, AS PRINCIPAL, FOR INVESTMENT AND NOT WITH A VIEW TO THE RESALE OR DISTRIBUTION OF ANY INTEREST THEREIN.

     [   ] ________ (INITIAL)  the total purchase price of securities at time of sale of the securities will not exceed 10% of subscriber's net worth (Individuals: either independently or jointly with your spouse).


V.  REPRESENTATIONS AND WARRANTIES OF ENTITY SUBSCRIBER.

The Subscriber, if a corporation, partnership or other entity, represents and warrants to the Company that:

          IT IS DULY FORMED AND IS VALIDLY EXISTING IN GOOD STANDING UNDER THE LAWS OF THE JURISDICTION OF ITS FORMATION, WITH FULL POWER AND AUTHORITY TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

     It has not been formed for the purpose of making the Investment.

     ITS REPRESENTATIVE WHO, ON ITS BEHALF, HAS CONSIDERED THE MAKING OF THE INVESTMENT (THE "AUTHORIZED REPRESENTATIVE"), IS THE PERSON WHO EXECUTED THIS SUBSCRIPTION AGREEMENT ON ITS BEHALF, AND THE AUTHORIZED REPRESENTATIVE WAS DULY AUTHORIZED TO ACT FOR IT IN REVIEWING THE INVESTMENT.

     This Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and when executed and delivered by the other parties hereto, will constitute the valid, binding and enforceable obligation of the Subscriber.

     THE SUBSCRIBER IS ACQUIRING THE SUBSCRIBED SHARES FOR ITS OWN ACCOUNT, AS PRINCIPAL, FOR INVESTMENT AND NOT WITH A VIEW TO THE RESALE OR DISTRIBUTION OF ANY INTEREST THEREIN.


VI. CORRECTNESS AND COMPLETENESS OF INFORMATION RELATING TO SUBSCRIBER; ACKNOWLEDGMENT RE SECURITIES LAW MATTERS.

All the information which the Subscriber has heretofore furnished to the Company, or which is set forth herein or in any document delivered by the Subscriber pursuant hereto or in connection herewith, with respect to the Subscriber's status, financial condition and knowledge and experience is correct and complete as of the date hereof, and if there should be any material change in such information prior to the sale of the Subscribed

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Shares to the Subscriber, the Subscriber will immediately furnish such revised or corrected information to the Company. In furnishing the information, representations and warranties set forth herein, the Subscriber acknowledges that the Company will be relying thereon in determining, INTER ALIA, whether the offer and sale of the Subscribed Shares to the Subscriber is exempt from the requirement to register or qualify said offer and sale under applicable state securities or "Blue Sky" laws.

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VII.  COVENANT OF SUBSCRIBER TO COMPLY WITH BLUE SKY LAWS.

The Subscriber agrees that if the Subscriber is a resident of any state whose "Blue Sky" laws or other local securities laws require a restriction on transferability of any of the securities referred to in this Subscription Agreement, the Subscriber will specifically and fully comply with such restrictions.


VIII.  INDEMNIFICATION.

The Subscriber hereby agrees to indemnify, defend and hold harmless the Company and its subsidiaries, and any and all of the employees, directors, officers, attorneys, accountants, agents, affiliates or control persons of any such entity, who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against any and all damage, loss, cost, expense (including judgments, fines and amounts paid in settlement), obligation, claim, cause of action or liability (including attorneys' fees, expert witness fees, investigative fees, accountants' fees, and the costs incurred by such individuals, concerns or entities) any of them may incur by reason of any breach by the Subscriber of the representations, warranties, covenants and agreements made by the Subscriber in this Subscription Agreement or any false statement contained in any document delivered by the Subscriber pursuant hereto or in connection herewith.


IX.  OBLIGATIONS OF SUBSCRIBER.

The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the Subscriber hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of such persons hereunder shall be joint and several and the representations, warranties, covenants, agreements and acknowledgments of the Subscriber herein contained shall be deemed to be made by and be binding upon each such person and his or her respective heirs, executors, administrators, successors, legal representatives and permitted assigns.


X.  GOVERNING LAW.

This Subscription Agreement shall be governed by and interpreted and enforced in accordance with the internal substantive laws of the State of Nevada without regard to choice of law or conflicts of law principles.


XI.  COUNTERPARTS.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same physical counterpart.


XII.  ENTIRE AGREEMENT.

This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, warranties, covenants or other agreements or understandings between such parties except as stated or referred to herein.


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XIII.  SEVERABILITY.

Any provision of this Subscription Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


XIV.  BACK-UP WITHHOLDING.

The Subscriber verifies under penalty of perjury that the Taxpayer Identification Number or Social Security Number shown on the signature page of this Subscription Agreement is true, correct and complete and that the Subscriber is not subject to backup withholding either (a) because the Subscriber has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends or (b) because the U.S. Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to backup withholding.


XV.  ASSIGNABILITY.

This Subscription Agreement shall not be assignable by the Subscriber without the prior written consent of the Company.


XVI.  GENDER, NUMBER AND HEADINGS.

As used in this Subscription Agreement, the masculine gender will include the feminine and neuter, and vice versa, as the context so requires; and the singular number will include the plural, and vice versa, as the context so requires. As used in this Subscription Agreement, section and subsection headings are for convenience of reference only and shall not be used to modify, interpret, limit, expand or construe the terms of this Subscription Agreement.


THERE IS NO ESTABLISHED MARKET FOR THESE SECURITIES AND THERE MAY NOT BE ANY MARKET FOR THESE SECURITIES IN THE FUTURE. THE SUBSCRIPTION PRICE OF THESE SECURITIES HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY AND IS NOT AN INDICATION OF THE ACTUAL VALUE OF THESE SECURITIES.


IN WITNESS WHEREOF, the parties have executed this Subscription Agreement this ____ day of _________________, _____.


INDIVIDUAL SUBSCRIBER(S)

_____     Individual Ownership

_____     Joint Tenants with Right of survivorship (both Tenants must sign)

_____     Husband and Wife as Community Property (both Spouses must sign)

_____     Tenants-in-Common (all Tenants must sign)


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_____     A Married (Man) (Woman) as (His) (Her) Separate Property


ENTITY SUBSCRIBER

_____     Corporation (Please affix corporate seal on signature page)

_____     Partnership

_____     Trust:         Name of Trustee:   ____________________________________

                         Name of Trust:     ____________________________________

                         Date of Trust Instrument:  ____________________________

_______ Other (Explain):________________________________

State of Formation of Entity: _____________________________


A.   Number of Subscribed Shares for which Subscriber is subscribing:

      A.  Purchase Price (the number filled in A.
          multiplied by U.S.$___): U.S. $


FOR INDIVIDUAL SUBSCRIBER(S)


___________________________             ___________________________
Signature                               Name(s) Typed or Printed


___________________________             ___________________________
Social Security No/Government ID        Resident Address


___________________________             ___________________________
Mailing Address, if different           City, State and Zip Code


___________________________             ___________________________


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Mailing Address, if different           Country


FOR ENTITY SUBSCRIBER


___________________________             ___________________________
Signature Of Capacity                   Signature of Capacity


___________________________             ____________________________
Name(s) Typed or Printed                Name(s) Typed or Printed


__________________________              ____________________________
Tax Identification No                   Social Security No.


__________________________              ____________________________
Address                                 City, State and Zip Code


__________________________              ___________________________
Mailing Address, if different           City, State and Zip Code



ACCEPTED AS OF THIS ___________DAY OF _______________, _____:

ZSTAR ENTERPRISES, INC., a Nevada corporation


By:  ______________________          Its:   PRESIDENT
                                            ____________________